Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Plains GP Holdings, L.P. of our report dated July 22, 2013 relating to the financial statements of Plains All American GP LLC and our report dated July 22, 2013 relating to the balance sheet of Plains GP Holdings, L.P., which appear in Amendment No. 4 to the Registration Statement on Form S-1 and related Prospectus (No. 333-190227) of Plains GP Holdings, L.P. filed on October 16, 2013.

/s/ PricewaterhouseCoopers LLP
Houston, Texas
December 30, 2013